FQF Trust
   230 Congress Street, 5th Floor
      Boston, Massachusetts 02110





September 28, 2012

VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: FQF Trust ("Trust"); File Nos. 811-22540
    and 333-173167


Ladies and Gentlemen:

On behalf of the Trust, please find enclosed the following documents for filing pursuant to Rule
17g-1 (the "Rule") of the Investment Company Act of 1940, as amended (the "1940 Act"):

1.  A copy of Investment Company Blanket Bond No.
314-79-63-01, a single insured bond in the amount of $400,000 (the "Bond"); and

2. Resolutions adopted by the Board of Trustees of the Trust (collectively, the "Board" and each individually, a "Trustee"), including by a majority of the Trustees who are not "interested persons" of the Trust, as defined by Section 2(a)
(19) of the 1940 Act, at a meeting of the Board held on August 14, 2012, approving the form and amount of the Bond.

A premium of $1,607 was paid for the Bond for the period commencing September 6, 2012 and ending
September 6, 2013.



FQF TRUST

/s/ Ronald C. Martin
_______________________

Ronald C. Martin, Jr.
Vice President

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